UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2006

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-06446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously announced, the Board of Directors (the “Board”) of Kinder Morgan, Inc. (“KMI”) has received a proposal from a group of investors led by Richard D. Kinder, Chairman and CEO of KMI, to acquire all of the outstanding shares of KMI for $100 per share in cash. At the time of receiving the proposal, the Board formed a special committee of independent directors (the “Special Committee”) to consider the proposal, and appointed Stewart A. Bliss (Chairman), Edward H. Austin, Jr. and Ted A. Gardner to serve on the Special Committee.

On June 13, 2006, the Board set the compensation for members of the Special Committee in connection with ther service on the Special Committee. Each member of the Special Committee (other than the Chairman) will receive $125,000, and the Chairman will receive $250,000. In addition, each member of the Special Committee will receive $2,000 for each meeting attended in person and $1,000 for each meeting attended telephonically.

KMI has also entered into a separate indemnification agreement (the “Indemnification Agreement”) with each member of the Special Committee. Each Indemnification Agreement is in substantially the same form, and provides, among other things, that, subject to the procedures set forth in the Indemnification Agreement, (i) KMI will indemnify, defend and hold harmless the Indemnitee (as defined in the Indemnification Agreement) to the fullest extent permitted by law if the Indemnitee is, or is threatened to be made, a party to or a witness, or is otherwise involved, in a Proceeding (as defined in the Indemnification Agreement) by reason of the Indemnitee’s service as a member of the Special Committee; (ii) if requested by the Indemnitee, and subject to certain exceptions, KMI will pay for or reimburse Expenses (as defined in the Indemnification Agreement) of the Indemnitee; (iii) the rights of the Indemnitee under the Indemnification Agreement are in addition to any other rights the Indemnitee may have under KMI’s Articles or Bylaws or the Kansas General Corporation Code or otherwise; and (iv) if there is a Change of Control (as defined in the Indemnification Agreement), independent legal counsel shall make any necessary determinations relating to the rights of the Indemnitee to indemnification under the Indemnification Agreement. The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the agreements, a copy of the form of which is filed as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

10.1 Form of Indemnification Agreement.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: June 15, 2006	By:	/s/ Joseph Listengart
Joseph Listengart Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnification Agreement